Exhibit 99.1

NAPCO Announces First Quarter Fiscal 2022 Results

-1st Quarter Sales Increase 34% to a Record $31.1 Million-

-1st Quarter Recurring Service Revenues Increase 41% to $10.2 Million With a Gross Margin of 86%-

-Net Income for the Quarter Increases 234% to an All-time Company Record of $7.8 Million–

-Earnings Per Share for the Quarter Increases 223% to $0.42-

-Adjusted EBITDA* for the Quarter Increases 170% to $8.6 Million or $0.47 Per Share-

AMITYVILLE, N.Y., November 8, 2021 /PRNewswire/ -- NAPCO Security Technologies, Inc. (NASDAQ: NSSC), one of the leading manufacturers and designers of high-tech electronic security devices, wireless recurring communication services for intrusion and fire alarm systems as well as a leading provider of school safety solutions, today announced financial results for its first quarter of fiscal 2022.

Financial Highlights:

•

Net sales for the quarter increased 34% to a first quarter record of $31.1 million as compared to $23.2 million for the same period last year in which net sales were more severely impacted by the COVID pandemic.

•

Recurring service revenue for the quarter increased 41% to $10.2 million as compared to $7.3 million for the same period last year. Recurring service revenue now has a prospective annual run rate of $42.6 million based on October 2021 recurring revenues.

•	Gross margin for recurring service revenue for the quarter was 86% as compared to 84% for the same period last year.
•	Net income for the quarter increased 234% to a quarterly record of $7.8 million, as compared to $2.3 million for the same period a year ago.
•	Earnings per share (diluted) for the quarter was $0.42 as compared to $0.13 for the same period a year ago.
•	Adjusted EBITDA* for the quarter increased 170% to $8.6 million as compared to $3.2 million for the same period a year ago.
•	Adjusted EBITDA* per share (diluted) for the quarter increased 176% to $0.47 as compared to $0.17 for the same period a year ago.
•

Net income, earnings per share, adjusted EBITDA* and adjusted EBITDA* per share for the quarter ended September 30, 2021 all reflected Other income of $3.9 million which resulted from extinguishment of debt. Without such benefit, net income, earnings per share, adjusted EBITDA* and adjusted EBITDA* per share would have been $3.8 million, $0.21, $4.7 million and $0.26, respectively, record results for any first fiscal quarter in the Company’s history.

•	Cash, cash equivalents and marketable securities were $43.2 million at September 30, 2021 as compared to $40.2 million at June 30, 2021.
•	Cash Provided by Operating Activities for the quarter was $3.5 million as compared to $3.8 million for the same period last year.

Richard Soloway, Chairman and President, commented, "Our first quarter of fiscal 2022 reflects another strong performance by NAPCO, with record-breaking sales for a Q1 of $31.1 million, representing a 34% increase and record-breaking net income of $7.8 million (a record first fiscal quarter even without the $3.9 million debt extinguishment income included in the net income figure). This was the fourth consecutive quarter of year-over-year sales growth and our goal is to surpass the streak of 23 straight that was disrupted in 2020 by COVID-19. I am proud of our exceptional execution, even as we faced tough challenges in the supply chain environment. Our recurring service revenues have remained very strong, achieving 41% growth for the first quarter as compared to the same period a year ago and now have a prospective annual run rate of $42.6 million based on October 2021 recurring revenues. Our hardware sales continued to rebound, increasing 31% to $20.8 million as compared to a COVID-19 impacted level of $15.9 million last year. Gross margin for recurring service revenue continued to be strong at 86% for the quarter, which compared to 84% for the same period last year. While our overall gross profit increased 26% to $13.4 million, our gross margin on hardware decreased to 22%, primarily as a result of increased freight and component parts costs relating to the current, world-wide supply chain problems, as well as a shift in product mix to more of the Company’s Starlink radios (which generate the recurring service revenues). Our commercial radio and fire alarm business, and the RMR (“recurring monthly revenue”) associated with each, was not significantly affected by COVID-19 as commercial buildings must be kept secure. Additionally, the commercial fire alarm business is a "mandated, non-discretionary business" which means, in order to receive a certificate of occupancy for a building, a fire alarm system is mandatory and must always function in compliance with fire codes. Because of the essential nature and high profitability of this sector, the commercial fire alarm business continues to be one of the key areas on which we focus our resources.

Despite the supply chain constraints and shortages of electronic and other parts slowing the pace of revenue realization, NAPCO’s delivery performance has been excellent during these very difficult COVID times and far exceeds many of our competitors and other manufacturing companies. While we have higher than usual backlog levels that may continue into 2022, particularly for electronic products, the strong performance of our 1st quarter was accomplished because NAPCO continues to remain focused on aggressively managing these logistical challenges to ensure that we remain well positioned to meet the needs of our customers. We are rapidly adapting by re-engineering products, developing alternative supply sources and delivery methods, addressing pricing and continuing to work closely with our customers and suppliers to navigate through these extraordinary times.

Our balance sheet continues to be very strong, with cash and cash equivalents and marketable securities increasing to $43.2 million at September 30, 2021

With school security a paramount concern to many municipalities, our fully integrated technologies for the school security market continues to remain a top priority especially given the healthy margins those products generate. During, the COVID-19 pandemic we experienced postponements of planned security upgrades but did not suffer a significant number of cancellations. With schools now once again open, we expect to see an uptick in activity in this sector during the coming quarters.

We recently introduced Air Access®, our new cellular based, RMR-generating access control system. These products are designed to help locksmiths, security dealers and integrators to build business and RMR-generating accounts for small and medium-sized businesses, just like our burglar and fire alarm dealers do. While still in the very early stages, we expect this product line to provide the Company the opportunity to generate recurring service revenue from each of our major product lines: alarms & connectivity, locking and access control."

Mr. Soloway concluded, "Our record-setting revenue and profitability in Q1 of fiscal 2022, along with continued strong recurring revenue and associated gross margins, continues to give us tremendous momentum as we head into the upcoming quarters of fiscal 2022. Our fundamental strategy is to provide seamless security solutions for our customers and to continue to grow recurring revenue with both existing and new products. I couldn’t be prouder or more confident in the resiliency of the NAPCO team and how it has responded to the challenges brought on by COVID-19. As markets continue to recover, we are excited for the future prospects for growth as our Company continues its efforts to expand our recurring revenue product offerings into all of our product lines. We remain focused on generating strong revenue growth as well as increased profitability for the balance of fiscal 2022 and beyond.”

Financial Results

Net sales for the quarter increased 34% to a first quarter record of $31.1 million, as compared to $23.2 million for the same period one year ago. Research and development costs for the quarter were $1.9 million or 6% of sales as compared to $1.9 million or 8% of sales for the same quarter a year ago. Selling, general and administrative expenses for the quarter increased 19% to $7.3 million or 24% of net sales, as compared to $6.1 million, or 27% of sales for the same period last year. Operating income for the quarter increased 56% to $4.2 million as compared to $2.7 million for the same period last year. Net income for the quarter increased 224% to a quarterly record of $7.8 million, or $0.42 per diluted share, as compared to $2.3 million, or $0.13 per diluted share for the same period last year.

Adjusted EBITDA* for the quarter increased 170% to $8.6 million, or $0.47 per diluted share, as compared to $3.2 million, or $0.17 per diluted share for the same period last year.

Balance Sheet Summary

At September 30, 2021, the Company had $43.2 million in cash, cash equivalents and marketable securities as compared to $40.2 million as of June 30, 2021. Working capital (defined as current assets less current liabilities) was $81.8 million at September 30, 2021 as compared with working capital of $75.8 million at June 30, 2021. Current ratio (defined as current assets divided by current liabilities) was 6.2:1 at September 30, 2021, and 4.8:1 at June 30, 2021.

Conference Call Information

Management will conduct a conference call at 11 a.m. ET today, November 8,2021. Interested parties may participate in the call by dialing 1-877-407-4018 or for international callers, 1-201-689-8471, about 5-10 minutes prior to the start time of 11 a.m. ET. The conference call will also be available on replay starting at 2 p.m. ET on November 8, 2021, and ending on November 15, 2021 at 11:59 p.m. ET. For the replay, please dial 1-844-512-2921 domestically, or 1-412-317-6671 for international callers, and use the replay access code 13724830.

In addition, the call will be webcast and will be available on the Company's website at www.napcosecurity.com.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc., is one of the leading manufacturers and designers of high-tech electronic security devices, wireless recurring communication services for intrusion and fire alarm systems as well as a leading provider of school safety solutions, The Company consists of four Divisions: NAPCO, plus three wholly owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, but are not limited to, statements relating to the impact of COVID-19 pandemic; the growth of recurring service revenue and annual run rate; the introduction of new access control and locking products; the opportunities for fire alarm products; and our ability to execute our business strategies. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those risk factors set forth in the Company's filings with the Securities and Exchange Commission, such as our annual report on Form 10-K and quarterly reports on Form 10-Q. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and the Company undertakes no duty to update such information, except as required under applicable law.

*Non-GAAP Financial Measures

Certain non-GAAP measures are included in this press release, including non-GAAP operating income and Adjusted EBITDA. We define Adjusted EBITDA as GAAP net income plus income tax expense, net interest expense, non-cash stock-based expense and depreciation and amortization expense. Non-GAAP operating income does not include amortization of intangibles or stock-based compensation expense. These non-GAAP measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges our non-GAAP results provide information to management and investors that is useful in assessing NAPCO's core operating performance and in comparing our results of operations on a consistent basis from period to period. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as Adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures set forth above.

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021
	(unaudited)	June 30, 2021

	(in thousands, except share data)
CURRENT ASSETS
Cash and cash equivalents	$37,744	$34,806
Marketable securities	5,435	5,413
Accounts receivable, net of allowance for doubtful accounts of $226 at September 30, 2021 and June 30, 2021, and other reserves	25,343	28,081
Inventories, net	26,916	25,278
Income tax receivable	213	—
Prepaid expenses and other current assets	1,868	2,408
Total Current Assets	97,519	95,986
Inventories - non-current, net	7,350	7,164
Property, plant and equipment, net	8,018	7,836
Intangible assets, net	4,593	4,691
Operating lease asset	7,367	7,373
Other assets	331	243
TOTAL ASSETS	$125,178	$123,293

CURRENT LIABILITIES
Accounts payable	$6,217	$6,095
Accrued expenses	6,169	6,582
Accrued salaries and wages	3,315	3,478
Current portion of long-term debt	—	2,386
Accrued income taxes	—	1,635
Total Current Liabilities	15,701	20,176
Long term debt, net of current portion	—	1,518
Deferred income taxes	368	347
Accrued income taxes	930	925
Long term operating lease liabilities	7,085	7,090
Total Liabilities	24,084	30,056
COMMITMENTS AND CONTINGENCIES (Note 13)
STOCKHOLDERS’ EQUITY
Common Stock, par value $0.01 per share; 40,000,000 shares authorized; 21,247,299 and 21,244,799 shares issued; and 18,353,584 and 18,351,084 shares outstanding, respectively	212	212
Additional paid-in capital	18,306	18,201
Retained earnings	102,097	94,345
Less: Treasury Stock, at cost (2,893,715 shares)	(19,521)	(19,521)
TOTAL STOCKHOLDERS’ EQUITY	101,094	93,237
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$125,178	$123,293

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months ended September 30,
	2021	2020

	(in thousands, except for share and per share data)
Net sales:
Equipment revenues	$20,827	$15,898
Service revenues	10,224	7,275
	31,051	23,173
Cost of sales:
Equipment related expenses	16,172	11,307
Service-related expenses	1,423	1,174
	17,595	12,481

Gross Profit	13,456	10,692

Operating expenses:
Research and development	1,931	1,889
Selling, general, and administrative expenses	7,346	6,149
Total Operating Expenses	9,277	8,038

Operating Income	4,179	2,654

Other income (expense):
Interest and other income expense, net	17	(6)
Gain on extinguishment of debt	3,904	—
Income before Provision for Income Taxes	8,100	2,648
Provision for Income Taxes	348	329
Net Income	$7,752	$2,319

Income per share:
Basic	$0.42	$0.13
Diluted	$0.42	$0.13

Weighted average number of shares outstanding:
Basic	18,350,000	18,347,000
Diluted	18,422,000	18,392,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months ended September 30,
	2021	2020

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,752	$2,319
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	438	427
Gain on marketable securities	(3)	—
Deferred income taxes	21	(90)
Stock based compensation expense	89	104
Gain on extinguishment of debt	(3,904)	—
Changes in operating assets and liabilities:
Accounts receivable	2,738	3,726
Inventories	(1,824)	(688)
Prepaid expenses and other current assets	540	104
Other assets	(89)	—
Accounts payable, accrued expenses, accrued salaries and wages, accrued income taxes	(2,295)	(2,137)
Net Cash Provided by Operating Activities	3,463	3,765
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(522)	(143)
Purchases of marketable securities	(19)	—
Net Cash Used in Investing Activities	(541)	(143)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercises	16	—
Net Cash Provided by Financing Activities	16	—

Net increase in Cash and Cash Equivalents	2,938	3,622
CASH AND CASH EQUIVALENTS - Beginning	34,806	18,248
CASH AND CASH EQUIVALENTS - Ending	$37,744	$21,870
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$4	$6
Income taxes paid	$2,169	$643

NAPCO SECURITY TECHNOLOGIES, INC.
NON-GAAP MEASURES OF PERFORMANCE* (Unaudited)
(in thousands, except share and per share data)
	3 months ended September 30,
	2021	2020
Net income (GAAP)	$ 7,752	$ 2,319
Add back provision for income taxes	348	329
Add back interest (income) expense, net	(17)	6
Adjustments for non-GAAP measures of performance:
Add back amortization of acquisition-related intangibles	98	106
Add back stock-based compensation expense	89	105
Adjusted non-GAAP operating income	8,270	2,865
Add back depreciation and other amortization	340	321
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization)	$ 8,610	$ 3,186

Adjusted EBITDA* per Diluted Share	$ 0.47	$ 0.17
Weighted average number of Diluted Shares outstanding	18,422,000	18,392,000

Contacts:
Patrick McKillop
Director of Investor Relations
NAPCO Security Technologies, Inc.
OP: 800-645-9445 x 374
CP: 516-404-3597
pmckillop@napcosecurity.com